PERRELLA  &  ASSOCIATES,  P.A.
Certified  Public  Accountants

555  S.  Powerline  Road
Pompano Beach, Florida   33069-3018

Tele:  (954) 979-5353
Fax:  (954) 979-6695

January  20,  2005

Securities  and  Exchange  Commission
450  Fifth  Street,  N  W
Washington,  D  C  20549


RE:  Songzai  International  Holding  Group,  Inc
       File  Ref  No  333-66994

We were previously the principal accountant for Songzai International Holding Group, Inc. and, under the date of April 9, 2004, we reported on the consolidated financial statements of Songzai International Holding Group, Inc as of December 31, 2003 and for the period of inception (September 12, 2003) to December 31, 2003. We also reviewed the financial statements of Songzai International Holding Group, Inc. for the interim periods ended March 31, 2004, June 30, 2004 and September 30, 2004. On December 10, 2004, we resigned as principal accountant for Songzai International Holding Group, Inc. We have read Songzai International Holding Group, Inc. statements included under Item 4 of its Form 8-K dated January 20, 2005, and we agree with such statements.

Very  truly  yours,


Perrella  &  Associates,  Inc.  P.A.